EXHIBIT TO FORM 1-A

ESCROW AGREEMENT

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”) effective as of ______________________, 2020, is entered into by and among Priza Technologies, Inc., a Colorado corporation (the “Company”), ____________________________________ (the “Subscriber Representative”), and CVEX Group 5000 Plaza On The Lake, Suite 305, Austin, TX  78746, Phone: (512) 838-6363 Info: info@cvexgroup.com (the “Escrow Agent”) (collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company proposes to offer for sale (the “Offering”) common shares in the Company (the “Shares”), at a subscription purchase price of Five Dollars ($5.00) per Share (“Subscription Proceeds”), payable in cash by each investor (the “Subscribers”) pursuant to subscription agreements (each a “Subscription Agreement”).

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.Deposits in Escrow.

(a)The Company shall deposit or cause to be deposited with the Escrow Agent on or after the date hereof, to be held in escrow under the terms of this Agreement, the Subscription Proceeds and Administration Fee received from Subscribers (collectively the “Escrow Funds”). The Escrow Agent shall have no responsibility for the Escrow Funds until such proceeds are actually received, clear through normal banking channels and constitute collected funds.  The Escrow Agent shall have no duty to collect or seek to compel payment of any Escrow Funds, except to place such proceeds or instruments representing such proceeds for deposit and payment through customary banking channels. Checks for Escrow Funds furnished by Subscribers shall be made payable to: “CVEX, as Escrow Agent for Subscriber Representative for Priza Technologies.”

(b)The Company shall deliver or cause to be delivered to the Escrow Agent, in a form acceptable to the Escrow Agent, schedules disclosing the name, address and Tax Identification Number (as applicable) of each of the Subscribers, and such other information as will enable the Escrow Agent to attribute to a particular Subscriber all Escrow Funds received by the Escrow Agent.

(c)In no event shall Escrow Agent be required to accept and hold in escrow pursuant to this Agreement Escrow Funds or other deposits pursuant to this Agreement in excess of $20,000,000.  Escrow Agent shall promptly provide notice to Company and the Subscriber Representative if it intends to reject, refuse or return any funds pursuant to this Section 1(c).

2.Rejection or Withdrawal of Subscription Agreement.

(a)Any Subscription Agreement may be rejected by the Company in whole or in part. The Company shall promptly notify the Escrow Agent in writing in the event of any such rejection. Upon the receipt of a written notice of rejection pertaining to any Subscription Agreement, the Escrow Agent shall return to the Subscriber signing the rejected Subscription Agreement the Subscription Proceeds and Administration Fee tendered by such Subscriber, without deduction or payment of interest provided such Subscriber’s Subscription Proceeds and Administration Fee constitute collected funds, which shall be paid by check and delivered to the Subscriber’s address referenced on the Subscription Agreement or otherwise provided to Escrow Agent by the Company, or by wire transfer at the Escrow Agent’s discretion.

(b)In the event the Escrow Agent receives written notice from the Company that a Subscription Agreement has been withdrawn by a Subscriber, the Escrow Agent shall return to such Subscriber who signed the withdrawn Subscription Agreement, the Subscription Proceeds and Administration Fee tendered therewith, without deduction or payment of interest provided such Subscriber’s Subscription Proceeds and Administration Fee constitute collected funds, which shall be paid by check and delivered to the Subscriber’s address referenced on the Subscription Agreement or otherwise provided to Escrow Agent by the Company, or by wire transfer at the Escrow Agent’s discretion.

3.Disbursements.

At such time as the Escrow Agent has received written notice from the Company and the Subscriber Representative in the form of an Escrow Disbursement Request letter, attached hereto as Exhibit C, that a minimum of $500,000 has been subscribed to the Company’s offering, subject to the receipt of such funds and the compliance with all provisions of this Agreement, disburse 100% of the Subscriber’s Subscription Proceeds and the related Administration Fees to the Company, in accordance with written directions to the Escrow Agent by the Subscriber Representative, which disbursement shall be made in the form of one wire transfer except as otherwise agreed by the Escrow Agent. Any and all subsequent disbursements must be made upon receipt of an executed Escrow Disbursement Request letter.  At such time as (i) the Offering is closed and (ii) all Escrow Funds have been either returned to the Subscribers or disbursed in accordance with directions provided by the Company and the Subscriber Representative, and (iii) the Offering is withdrawn or closed, this Agreement (except as otherwise provided herein) shall terminate.

4.Investment of Subscription Proceeds.

The Parties further covenant, warrant and agree that the Escrow Agent shall invest all Escrow Funds in a non-interest depository account held at CVEX pursuant to the terms of this Agreement.

5.Escrow Administration.

(a)The parties shall provide to Escrow Agent such information as Escrow Agent may reasonably require enabling Escrow Agent to comply with its obligations under the USA Patriot Act (the “Patriot Act”) on or before such time that the Subscription Proceeds are transferred or delivered to the Escrow Agent pursuant hereto. Escrow Agent shall not credit any amount of interest or investment proceeds earned on the Escrow Funds, or make any payment of all or a portion of the Escrow Funds, to any person unless and until such person has provided to Escrow Agent such documents as Escrow Agent may require to enable Escrow Agent to comply with its obligations under the Patriot Act.

(b)The Escrow Agent shall have no obligation, and express disclaims any obligation, to verify the status of any Subscriber’s Subscription.

(c)The Company shall provide a copy of this Agreement to each Subscriber.

6.Duties of Escrow Agent; Indemnification.

(a)The Escrow Agent agrees to undertake and perform only such duties as are expressly set forth herein, and no additional duties or obligations shall be implied hereunder. In performing its duties under this Agreement, or upon the claimed failure to perform any of its duties hereunder, the Escrow Agent shall not be liable to anyone for any damages, losses or expenses which may be incurred as a result of the Escrow Agent’s so acting or failing to so act; provided, however, that the Escrow Agent shall not be relieved from liability for damages arising from the Escrow Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction through a final, non-appealable written order. The Escrow Agent shall in no event incur any liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of legal counsel, which may be counsel to either party hereto, given with respect to any question relating to the duties and responsibilities of the Escrow Agent hereunder, or (ii) any action taken or omitted to be taken in reliance upon any instrument delivered to the Escrow Agent and believed by it to be genuine and to have been signed or presented by the proper party or parties.  Under no circumstances shall the Escrow Agent be liable for any incidental, consequential, special or punitive damages.

(b)The Company warrants to and agrees with the Escrow Agent that there is no security interest in the Escrow Funds or any part of the Escrow Funds; no financing statement under the Uniform Commercial Code of any jurisdiction is on file in any jurisdiction claiming a security interest in or describing, whether specifically or generally, the Escrow Funds or any part of the Escrow Funds; and the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Funds or any part of the Escrow Funds or to file any financing statement under the Uniform Commercial Code of any jurisdiction with respect to the Escrow Funds or any part thereof.

(c)As an additional consideration for and as an inducement for the Escrow Agent to serve as escrow agent hereunder, it is understood and agreed that, in the event of any disagreement resulting in adverse claims and demands being made in connection with or for any money or other property involved in or affected by this Agreement, the Escrow Agent shall be entitled, at the option of the Escrow Agent, to refuse to comply with the demands of any parties that conflict with the terms of this Agreement so long as such disagreement shall continue. In such event, the Escrow Agent may elect not to make any delivery or other disposition of the Escrow Funds or any part of such Escrow Funds. Anything herein to the contrary notwithstanding, so long as such failure does not violate Escrow Agent’s express obligations under this Agreement or applicable law as determined by the Escrow Agent, the Escrow Agent shall not be or become liable to such parties or any of them for the failure of the Escrow Agent to comply with the conflicting or adverse demands of such parties. So long as such action or inaction does not violate Escrow Agent’s express duties and obligations under this Agreement or applicable law as determined by the Escrow Agent, the Escrow Agent shall be entitled to continue to refrain and refuse to deliver or otherwise dispose of the Escrow Funds or any part thereof or to otherwise act hereunder, as stated above, unless and until:

(i)the rights of such parties have been finally settled or duly adjudicated in a court having jurisdiction of the parties and the Escrow Funds, and the Escrow Agent has received written instructions as to disbursement thereof; or

(ii)the parties have reached an agreement resolving their differences, and have notified the Escrow Agent in writing of such agreement and have provided the Escrow Agent with indemnity reasonably satisfactory to the Escrow Agent against any liability, claims or damages resulting from compliance by the Escrow Agent with such agreement.

In the event of a disagreement as described above, the Escrow Agent shall have the right, in addition to the rights described above and at the option of Escrow Agent, to tender into the registry or custody of any court having jurisdiction, all money and property comprising the Escrow Funds, and may take such other legal action as may be appropriate or necessary, in the opinion of Escrow Agent or its legal counsel. Upon such tender, the Escrow Agent shall be discharged from all further duties under this Agreement; provided, however, that the filing of any such legal proceedings shall not deprive the Escrow Agent of its compensation hereunder earned prior to such filing and discharge of the Escrow Agent of its duties hereunder.

(d)As security for all fees and expenses of Escrow Agent hereunder and any and all Losses incurred by the Escrow Agent in connection with its acceptance of appointment hereunder or with the performance of its obligations under this Agreement and to secure the obligation of the Company to indemnify the Escrow Agent as set forth herein, the Escrow Agent is hereby granted a security interest in and a lien upon the Administration Fees, which security interest and lien shall be prior to all other security interests, liens or claims against the Escrow Funds or any part thereof.

(e)The Escrow Agent may resign at any time from its obligations under this Agreement by providing written notice to the Company. Such resignation shall be effective on the date set forth in such written notice, which shall be no earlier than thirty (30) days after such written notice has been given. In the event no successor escrow agent has been appointed on or prior to the date such resignation is to become effective, the Escrow Agent shall be entitled to tender into the custody of any court of competent jurisdiction all assets then held by it hereunder and shall thereupon be relieved of all further duties and obligations under this Agreement; provided, however, the Escrow Agent shall be entitled to its compensation earned prior thereto. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder.  Notwithstanding anything herein to the contrary, in the event the Company, the Subscriber Representative or any Subscriber violates the terms of this Escrow Agreement or applicable law, Escrow Agent may resign immediately by providing written notice to the Company.

(f)The Escrow Agent shall have no obligation to take any legal action in connection with this Agreement or its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve the Escrow Agent in any cost, expense, loss, or liability unless security and indemnity reasonably satisfactory to the Escrow Agent shall be furnished.

(g)The Company and the Subscriber Representative jointly and severally agree to indemnify the Escrow Agent and each of its officers, directors, employees, and agents and to defend the Escrow Agent and each of its officers, directors, employees, and agents and hold each of them harmless from and against any and all losses, damages, claims, liabilities, penalties, judgments, settlements, litigation, investigations, reasonable costs or expenses (including, without limitation, the reasonable fees and expenses of outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively, “Losses”) which may be incurred by the Escrow Agent or any of such officers, directors, employees or agents directly or indirectly as a result of or in connection with Escrow Agent’s serving in the capacity of escrow agent under this Agreement.

(h)The Company and Subscriber Representative acknowledge that the Escrow Agent is serving as escrow agent for the limited purposes set forth herein, and represent, covenant, and warrant to the Escrow Agent that no statement or representation, whether oral or in writing, has been or will be made to any Subscriber to the effect that the Escrow Agent has investigated the desirability or advisability of investment in the Shares or approved, endorsed or passed upon the merits of such investment or is otherwise involved in any manner with the transactions contemplated hereby, other than as Escrow Agent under this Agreement. It is further agreed that the Company and the Subscriber Representative shall not use or permit the use of the name “CVEX” or any variation thereof in any sales presentation, placement or offering memorandum, or literature pertaining directly or indirectly to the offering except strictly in the context of the duties of the Escrow Agent as escrow agent under this Agreement. Any breach or violation of the paragraph shall be grounds for immediate termination of this Agreement by the Escrow Agent.

(i)The Escrow Agent shall have no duty or responsibility for determining whether the Shares or the offer and sale thereof conform to the requirements of applicable Federal or state securities laws, including but not limited to the Securities Act of 1933 or the Securities Exchange Act of 1934 (both, as amended). The Company represents and warrants to the Escrow Agent that the Shares and the Offering will comply in all respects with applicable Federal and state securities laws, and further represents and warrants that the Company has obtained and acted upon the advice of legal counsel with respect to such compliance with applicable Federal and state securities laws. The Company acknowledges that the Escrow Agent has not participated in the preparation or review of any sales or offering material relating to the Offering or the Shares.  In addition to any other indemnities provided for in this Agreement, the Company agrees to indemnify and hold harmless the Escrow Agent and each of its officers, directors, agents and employees from and against all Losses incurred by the Escrow Agent or such persons and which directly or indirectly result from any violation or alleged violation of any Federal or state securities laws, except to the extent due to or arising out of Escrow Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction through a final, non-appealable written order.

(j)Escrow Agent shall be entitled to receive payment of the fees and compensation set forth herein or as provided in Exhibit B to this Escrow Agreement, as well as reimbursement for its reasonable costs and expenses incurred in connection with the performance by it of services under this Escrow Agreement (including reasonable fees and expenses of Escrow Agent's counsel) (“Escrow Fees”). Company binds and obligates itself to pay to Escrow Agent all Escrow Fees to which Escrow Agent is entitled. In no event shall Company utilize any portion of the Subscription Proceeds to pay any portion of the Escrow Fees. If Company fails to timely pay any compensation, fee or reimbursement owing to Escrow Agent pursuant hereto, Escrow Agent shall be entitled to offset and deduct such compensation, fee and/or reimbursement from the Administration Fee portion of the Escrow Funds only, but in no event shall Escrow Agent be entitled to offset and deduct any such compensation, fee and/or reimbursement from the Subscription Proceeds portion of the Escrow funds. The obligations under this Section 6(j) shall survive any termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

(k)In no event shall the Escrow Agent have any liability or responsibility for any actions of Company or the Subscriber Representative or for any actions, including the payment or deposit of Subscription Proceeds or other funds with Escrow Agent or any affiliate of Escrow Agent prior to the date of this Agreement or the withdrawal or payment of such Subscriber Proceeds or other funds by or to the Company, the Subscriber Representative or any other person or entity.

7.Notices.

Any notices, elections, demands, requests and responses thereto permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same, and addressed to the other party at the address of such other party set forth below or at such other address as such other party may designate in writing in accordance herewith. Any such notice, election, demand, request or response shall be addressed as follows and shall be deemed to have been delivered upon receipt by the addressee thereof:

(a)If to the Company:

Priza Technologies, Inc.

1525 McCarthy Blvd, Suite 1110

Milpitas, CA 95035

1.408.834.4805

info@Prizatech.com

(b)If to the Subscriber Representative:

Simmons Associates, Ltd.

155 Main Street, Suite 301

Providence, RI 02903

Phone: (401) 272-5800

Fax: (401) 272-5858

(c)If to the Escrow Agent:

1525 McCarthy Blvd, Suite 1110

Milpitas, CA 95035

1.408.834.4805

info@Prizatech.com

Prizatech

C/O Simmons Associates, Ltd.

Attorneys and Counselors at Law

155 Main Street, Suite 301

Providence, Rhode Island 02903 USA

www.prizatech.com

8.Successors and Assigns; Amendment.

The rights created by this Agreement shall inure to the benefit of and the obligations created hereby shall be binding upon the successors and assigns of the Escrow Agent and the other Parties; provided, however, that neither this Agreement nor any rights or obligations hereunder may be assigned by any Party hereto without the express written consent of the other Parties hereto.  Any purported assignment absent such consent shall be null and void and of no force or effect. This Agreement may not be amended without the written consent of all Parties.

9. Construction.

This Agreement shall be construed and enforced according to the laws of the State of Colorado.

10. Counterparts.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Delivery of executed signature pages by facsimile or electronic transmission will constitute effective and binding execution and delivery of this Agreement and have the same effect as the delivery of an original executed counterpart. This Agreement shall become effective when each party to this Agreement shall have received a counterpart of this Agreement signed by each other party hereto.

11. Authorized Signatures.

Contemporaneously with the execution and delivery of this Agreement and, if necessary, from time to time thereafter, each of the Parties to this Agreement (other than the Escrow Agent) shall execute and deliver to the Escrow Agent a Certificate of Incumbency substantially in the form of Exhibit A hereto (a “Certificate of Incumbency”) for the purpose of establishing the identity and authority of persons entitled to issue notices, instructions, or directions to the Escrow Agent on behalf of each such Party. Until such time as the Escrow Agent shall receive an amended Certificate of Incumbency replacing any Certificate of Incumbency theretofore delivered to the Escrow Agent, the Escrow Agent shall be fully protected in relying, without further inquiry, on the most recent Certificate of Incumbency furnished to the Escrow Agent. Whenever this Agreement provides for joint written notices, joint written instructions, or other joint actions to be delivered to the Escrow Agent, the Escrow Agent shall be fully protected in relying, without further inquiry, on any joint written notice, instructions, or action executed by persons named in such Certificate of Incumbency.

12. Term.

This Agreement shall terminate and the Escrow Agent shall be discharged of all responsibilities hereunder at such time as the Escrow Agent shall have disbursed all Escrow Funds in accordance with the provisions of this Agreement and the Offering is withdrawn or closed; provided, however, that the provisions of Sections 6(g) and 6(i) hereof shall survive any termination of this Agreement and any resignation or removal of the Escrow Agent.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

“Company”“SUBSCRIBER REPRESENTATIVE”

Priza Technologies, Inc.SIMMONS ASSOCIATES, LTD.

A Colorado CorporationAttorneys ad Counselors at Law

By: By:

Name: Name:

Title: Title:

“ESCROW AGENT”

CVEX

By:  __________________________________

Name: _________________________________

Title: ________________________________________

ACKNOWLEDGMENT OF RECEIPT OF

ESCROW AGREEMENT

Subscriber hereby certifies that he/she has read and understands the terms of the Escrow Agreement and agrees to be bound by the provisions thereof. Terms herein not defined shall have the meanings set forth in the Escrow Agreement. Subscriber understands that while Subscriber’s funds will initially be deposited into an escrow account, once the escrow account has reached a balance of $500,000.00, the Subscriber’s funds may be released to the Company’s operating account (hereinafter referred to as (the “Company”), for use in funding the Company in accordance with the terms of the Subscription and the Escrow Agreements.

Subscriber Signature:

Subscriber Name:

WIRING INSTRUCTIONS FOR DEPOSITING FUNDS INTO

Escrow Agent:CVEX

Administrative Agent:

Subscriber Representative:Simmons Associates, Ltd.

Center Company:Priza Technologies, Inc.

Amount:$_____________________ at $5.00 per Share

(Funds should be wired directly pursuant to the following instructions)

Receiving Intermediary Bank:

SWIFT Code:

Beneficiary Account Name:

ABA:

REFERENCE:In the Notes or Memo Section, need to type the following:

For Further Credit to:

EXHIBIT A

Certificate of Incumbency

(List of Authorized Representatives)

Client Name:  Priza Technologies, Inc.

As an Authorized Officer of the above referenced entity, I hereby certify that each person listed below is an authorized signor for such entity, and that the title and signature appearing beside each name is true and correct.

NameTitleSignatureContact Number

IN WITNESS WHEREOF, this certificate has been executed by a duly authorized officer by:

PRIZA TECHNOLOGIES, INC.

By: _   Name:   Title:

Date:  ______________, 2020

10

EXHIBIT B

CVEX, as Escrow Agent

Priza Technologies, Inc.

Schedule of Fees & Expenses

Acceptance/Legal Review Fee:Up to $_______.00 (which shall be a cap) – one time only payable at the time of signing the Escrow Agreement

As soon as CVEX’s attorney begins to review the escrow agreement, the legal review fee is subject to payment regardless if the parties decide to appoint a different escrow agent or a decision is made that the escrow agreement is not needed.

Annual Maintenance Fee:$________.00 – payable at the time of signing the Escrow Agreement and on each annual anniversary of the date of the Escrow Agreement.

Transaction Fees:Transaction fees will be charged for each subscription received ($250), each disbursement made ($100) – whether to the Company or to a Subscriber – and $100 for any out-going wire to a foreign bank.

Out-of-Pocket and

Third Party Expenses:At Cost

All compensation, fees and reimbursements owing to the Escrow Agent shall be paid in accordance with Section 6, including Section 6(j), of the Agreement.

CVEX Group

5000 Plaza On The Lake, Suite 305, Austin, TX  78746,

Phone: (512) 838-6363 Info:  info@cvexgroup.com

EXHIBIT C

CVEX Group

5000 Plaza On The Lake, Suite 305, Austin, TX  78746,

Phone: (512) 838-6363 Info:  info@cvexgroup.com

RE: Disbursement of Escrow Funds for Priza Technologies, Inc.

Bank Account Number ________________________

To _______________________,

Let this letter serve as our formal notice and request pursuant to that certain Escrow Agreement dated ______________________, 20__ (the “Escrow Agreement”) to disburse the Escrow Funds for the above referenced subscriber pursuant to Section 3 entitled “Disbursements” of the Escrow Agreement executed and dated ____________________, 20__. Except as defined herein, all capitalized words shall have the meaning set forth in the Escrow Agreement.

The undersigned hereby certifies to CVEX (b) that the Subscriber’s Subscription Agreement and Investor Questionnaire is enclosed pursuant to Section 3a of the above referenced Escrow Agreement; and (b) that all requirements necessary or applicable to the distribution of the Escrow Funds requested pursuant to this letter, whether pursuant to the Escrow Agreement or applicable law, have been fully satisfied and completed in all respects.

As such, please disburse the Escrow Funds totaling $___________.00 at $5.00 per Share net of fees per the following wire instructions.

Domestic Wiring Instructions for CVEX

(Be sure to follow these instructions exactly to successfully transfer the funds)

Beneficiary Bank:

Beneficiary Name:

Account Number:

Reference Information:	Investor Escrow Funds
Priza Technologies, Inc. ______________________________ By: Title: